UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2015

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On June 30, 2015, TriMas Corporation (the "Company" or the "Corporation") completed the previously announced spin-off of its Cequent businesses, creating a new independent publicly traded company, Horizon Global Corporation ("Horizon"), through a distribution of 100% of the Company's interest in Horizon to holders of the Company's common shares. Exhibit 99.1 to this Current Report on Form 8-K provides annual and quarterly financial information for the years 2015, 2014 and 2013, presenting the results of the Company's former Cequent businesses as discontinued operations.
The Company uses certain non-GAAP financial information to provide supplemental information regarding financial and business trends used in assessing its financial condition and results of operations. Exhibit 99.2 to this Current Report on Form 8-K provides annual and quarterly historical non-GAAP financial information on a continuing operations basis of presentation for the years 2015, 2014 and 2013.
The information furnished pursuant to this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933 or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Consolidated Financial Statements of TriMas Corporation.

99.2	Company and Business Segment Financial Information of TriMas Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	October 7, 2015	By:	/s/ David M. Wathen
		Name:	David M. Wathen
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consolidated Financial Statements of TriMas Corporation.

99.2	Company and Business Segment Financial Information of TriMas Corporation.